EXHIBIT 4(w)

                                -----------------
                              THE TIREX CORPORATION
                                -----------------

                                  AMENDMENT TO

                     10% CONVERTIBLE SUBORDINATED DEBENTURE

                                       OF

                              THE TIREX CORPORATION

                                -----------------

      Amendment, made this _______________ day of May 1998, by and between

                              The Tirex Corporation
                              740 St. Maurice, Suite 201
                              Montreal Quebec, Canada H3C 1L5

                                                     (the "Maker")

                                       and

                                            1~

                                                        (the "Debentureholder").

the original parties to a 10% Convertible Subordinated Debenture in the principal amount of $_____________ (the "Debenture").

      Whereas,   the  Maker  recently   completed  and  closed  several  private
placements of its securities (each, a "Private Placement") including the Private Placement in which the Debentureholder purchased the Debenture;


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      Whereas, the Maker is obligated to register certain securities,  including but not limited to, some of those sold in the Private Placements;

      Whereas, the Debentureholder is entitled to convert the Debenture, in whole or in part, into shares of the Maker's common stock (the "Conversion
Shares"), at any time prior maturity, in accordance with the terms and provisions of Article 1 "Conversion and Redemption" of the Debenture.

      Whereas, the Company's obligation to issue the Conversion Shares pursuant to the conversion of the Debenture constitutes a "continuing offer" on the part of the Maker to sell the Conversion Shares to the Debentureholder;

      Whereas, the existence of the above described "continuing offer" may disable the Maker from filing the Registration Statement in accordance with its obligations;

      Whereas, the parties hereto have agreed that it would be in the best interest of both of them if the Debentureholder were to agree to terminate its right to convert the Debenture as of the day immediately preceding the filing with the Securities and Exchange Commission ("SEC") of the registration statement relating to, among other things, the Conversion Shares (the "Filing Date") and to commence a new conversion period as of the date next following the date the registration statement is declared effective by the SEC (the "Effective Date") pursuant to the terms and provisions of this Amendment to the Debenture.

      Now therefore, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree to set forth herein the following amendment to the Option:

A. AMENDMENT OF DEBENTURE

1.    Amendment of Article 1. "Conversion and Redemption"

      Paragraph (a) and (b) of Article 1 of the Debenture are hereby amended so as to read as follows:

      1.    Conversion And Redemption

            (a) The principal amount of this Debenture plus all accrued but unpaid interest thereon are convertible, in whole or in part, at any time prior to Maturity into that number of shares (the "Conversion Shares") of the Maker's common stock, par value $.01 per share ("Common Stock") as is obtained by dividing the portion of the unpaid principal amount of the Debenture, and the portion of


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      accrued  but unpaid  interest  thereon,  which is to be  converted,  by an amount equal to $.20 U.S. (the "Conversion Price"). Any portion of this Debenture may be partially converted and in case of such partial conversion, the Maker, upon surrender hereof, will deliver to the Holder a new Debenture representing the principal face value which has not been converted. Notwithstanding the foregoing in the event that the Corporation shall, on or prior to May 30, 1998, file a registration statement with the Securities and Exchange Commission (the "SEC") registering the the
      Conversion   Shares   underlying   this   Debenture   (the   "Registration
      Statement"), then any rights which the Debentureholder shall have had to convert this Debenture shall terminate as at the day immediately preceding
      the  date  of  such  filing  (the  "Filing  Date"),   in  which  case  the
      Debentureholder shall be entitled to convert this Debenture, on the same terms as are set forth above, at any time prior to Maturity, in whole or in part at any time, and from time to time, during the period commencing on the date immediately following the date that the Registration Statement is declared effective by the SEC. Notwithstanding the foregoing, in the event the Registration Statement is not declared effective within 120 days of the Filing Date or, if for any reason, the Corporation shall withdraw the Registration Statement, then upon demand of the Debentureholder, a new conversion period shall immediately commence and this Debenture shall thereupon be convertible into Conversion Shares in accordance with the provisions of this Article 1(a).

      (b) Subject to the provisions of Paragraph (a) of this Article 1, this Debenture is convertible into shares of Common Stock at any time prior to Maturity at the conversion ratio described above in Article 1(a). The Holder hereof shall have no conversion rights following payment in full of the principal and interest owed by the Maker to the Holder hereof. The conversion rights represented by this Debenture may be exercised, in whole or in part, by the Holder at any time within the period specified in this
      Article 1(b) by surrender of this Debenture for cancellation at the principal executive office of the Maker (or at such other office or agency of the Maker as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Maker), together with the amount of applicable stock transfer taxes, if any. This Debenture shall be deemed to have been converted, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the applicable provisions of this Article 1(b) are satisfied. If this Debenture is converted in part, the Maker will deliver to the Holder hereof a new Debenture representing that part of the principal amount which has not been converted. The Maker will transmit the certificates representing the Conversion Shares to the Holder via express courier within seven business days after receipt by the Maker of all the documentation required by this Article 1(b).


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2.    Addition  of New  Articles 8 and 9,  "Registration  Rights"  and  "Lock-Up
      Agreement"

      The Debenture is further amended by the addition of a new Article 8 "Registration Rights" and a new Article 9 "Lock-Up Agreement", as follows:

      8. Registration Rights

            In consideration of the Debentureholder's agreement to terminate the right to convert this Debenture as of the date immediately preceding the Filing Date and to commence a new conversion period on the date next following the Effective Date, the Maker agrees to file a registration statement on Form SB-2 with the Securities and Exchange Commission (the "Registration Statement") as promptly as a practicable following the execution of this Amendment, covering the shares of Common Stock issuable upon conversion of the Debentures in accordance with Article 1 hereof.

      9. Lock-Up Agreement

            In consideration of the Maker's agreement to register the Conversion Shares, in accordance with Article 8 hereof, the Debentureholder agrees that he or she will not sell, assign, hypothecate, pledge or otherwise dispose of, directly or indirectly, any of the Conversion Shares until the first to occur of: (i) six months following the Effective Date of the Registration Statement; or (ii) one year from the date of the issuance of the Debenture. Furthermore, the undersigned will permit all certificates evidencing the Conversion Shares to be endorsed with the appropriate restrictive legends, and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company.

B.  NO OTHER AMENDMENTS

      Except as expressly provided in this Amendment, all of the terms and conditions of the Debenture remain in full force and effect.

C.  COUNTERPARTS

      This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Amendment.


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      In Witness  Whereof,  the parties  hereto have caused this Amendment to be executed the day and year first above written.

                                               THE TIREX CORPORATION

                                               By____________________________
                                                 Terence C. Byrne, President

                                               By____________________________
                                                 Debentureholder


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